Exhibit (q)(3)

STATE STREET INSTITUTIONAL FUNDS

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of State Street Institutional Funds and State Street Variable Insurance Series Funds, Inc. (each, a “Trust” and collectively, the “Trusts”) hereby constitutes and appoints Ann Carpenter, Bruce Rosenberg, Chad Hallett and Jesse Hallee, Esq., each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by each Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable each Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, including all documents necessary to ensure each Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to each Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of March 2017.

SIGNATURE	TITLE

/s/ John R. Costantino	Trustee
John R. Costantino

/s/ R. Sheldon Johnson	Trustee
R. Sheldon Johnson

/s/ Donna M. Rapaccioli	Trustee
Donna M. Rapaccioli

/s/ Jeanne M. La Porta	Trustee; President and Chief Executive Officer
Jeanne M. La Porta

/s/ Arthur A. Jensen	Treasurer and Principal Financial Officer
Arthur A. Jensen